Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-275143) of our report dated April 1, 2024, relating to the audit of the financial statements as of December 31, 2023 and for the period then ended of Safe and Green Development Corporation (the “Company”) which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

April 17, 2024